Exhibit 10.1

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and effective as of this 9th day of April, 2007 (“Effective Date”) by and between City Capital Corporation, a Nevada corporation (the “Purchaser”), with a principal business address of 2000 Mallory Lane, Suite 130-301, Franklin, Tennessee 37067, and Montreal Beneficial, Inc., a Wyoming corporation (the “Seller”), with a principal business address of 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254.

        WHEREAS, Seller is the owner of record of Four Hundred Thousand (400,000) issued and outstanding shares of capital common stock of Goshen Energy, Inc. (“Goshen Shares”), a Nevada corporation (the “Company”); and

        WHEREAS, Purchaser is authorized to issue Two Hundred Thirty Five Million (235,000,000) shares of its capital common stock; and

        WHEREAS, Purchaser desires to issue Seven Hundred Fifty Thousand (750,000) shares of its capital common stock (“City Capital Shares”) to Seller as consideration for the purchase of the Goshen Shares.

        NOW, THEREFORE, in consideration of the mutual premises, covenants, agreements, representations, warranties and recitals contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.        Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and in consideration of the Purchase Price (defined below), Seller hereby sells, transfers and delivers to Purchaser the Goshen Shares consisting of Four Hundred Thousand (400,000) shares of common stock, NO par value per share, of the Company evidenced by Stock Certificate #3.

    2.        Purchase Price. As consideration for the purchase of the Goshen Shares, Purchaser, as of the Effective Date hereof, hereby conveys to Seller the following: (i) the City Capital Shares; and (ii) an option to purchase not more than Three Million (3,000,000) shares of common stock of City Capital Corporation, as evidenced by that certain Stock Option Agreement of even date herewith, a copy of which is attached hereto as Exhibit A.

    3.        Restriction on Transfer of City Capital Shares. Pursuant to Rule 144 (a)(3) of the Securities Exchange Commission, shares acquired in a private placement transaction, such as the above mentioned City Capital Shares, are considered restricted shares and may not be sold in a public offering absent registration, or in the alternative, may not be sold or otherwise transferred prior to the expiration of an appropriate holding period. Non-affiliates must wait one year after purchasing the shares, after which time they may sell less than 1% of their outstanding shares each quarter. For purposes of this Agreement, a “Non-Affiliate” shall be defined as a person not having a relationship of control with the issuer of the shares.

    4.              Representation and Warranties of the Seller and the Company. The Seller hereby represents and warrants to Purchaser that:

               (a)        Capitalization. As of the Effective Date, the authorized capital stock of the Company consists of One Hundred Million (100,000,000) shares of common stock at $.001 par value per share, One Million (1,000,000) of which are issued and outstanding. All of the Goshen Snares are duly authorized, validly issued, fully paid, and nonassessable. All of the Goshen Shares are owned of record by Seller. None of the Goshen Shares were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person or entity.

               (b)        No Liens on Shares. Seller owns the Goshen Shares free and clear of any Hens, restrictions, security interests, claims, rights of another, or encumbrances, and none of the Shares are subject to any outstanding option, warrant, call, or similar right of any other person to acquire the same, and none of the Goshen Shares are subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws.

               (c)        Due Organization. The Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada and has foil corporate power and authority to carry on its business as now conducted. The Company is qualified to transact business in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification.

               (d)        Claims and Proceedings. There are no actions, suits, legal or administrative proceedings or investigations pending or, to the best knowledge of Seller, threatened, against or relating to the Company, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither Seller nor Company knows of, nor has any reason to be aware of, any basis for the same.

               (e)        Taxes. Company has duly and timely filed with the appropriate United States, state and local government agencies, and with the appropriate political subdivisions thereof, all Tax Returns (as hereinafter defined) required to be filed in respect of any Taxes (as hereinafter defined), such Tax Returns are true, accurate and complete, and Company has paid or will pay in mil all Taxes which are due and payable. Company has made all withholding of Taxes required to be made under all applicable statutes and regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purposes or been accrued, reserved against and entered upon the appropriate books of Company. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. For purposes of this Agreement, the terms “Tax” or “Taxes” shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, property, sales, use, transfer, license, payroll, franchise, social security and unemployment taxes imposed or required to be withheld and/or paid by the United States or any state, local, government or subdivision or agency thereof; and such term shall include any interest, penalties and additions to taxes. For purposes of this Agreement, the term “Tax Return” shall mean any report, return, informational return or other information required to be supplied to a taxing authority in connection with Taxes.

               (f)              Undisclosed Liabilities. Company does not have any material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the most recent financial statements or disclosed in the notes thereto.

    5.              Deliverables of Seller and Company. The following documents shall be delivered to Purchaser upon the Effective Date hereof:

               (a)        Seller shall have delivered the stock certificate representing the Purchased Shares accompanied by a stock power duly executed in blank; and

               (b)        Copies of the resolutions of the board of directors of the Seller authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein.

    6.              Deliveries by Purchaser. The Purchaser shall deliver to Seller Stock Certificates evidencing the Seller’s ownership of the City Capital Shares and a duly executed Stock Option Agreement.

    7.              Indemnification. The Seller shall indemnify and hold the Purchaser harmless from and against each of the following:

               (a)        all liabilities and obligations of, or claims against, the Company and/or the Shares arising any time prior to or claimed to have occurred or been incurred prior to the execution hereof.

               (b)        any damages or deficiencies resulting from any misrepresentations or breach of warranty by Seller under this Agreement.

               (c)        all suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorney’s fees, which may be imposed upon or incurred by or asserted against the Company incident to or arising out of any action, activity or operation of the Company’s business prior to and including the execution hereof.

               (d)        any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorneys fees, incident to any of the forgoing provisions of this paragraph; provided, however* that Purchaser shall give Seller notice in writing as soon as practicable of any such action, suit, proceeding, claim, demand or assessment against Purchaser, and Seller shall have the option, at its own cost and expense, through counsel designated by it, to defend any such action or claim. Purchaser shall have the right (but not the duty) to retain its own counsel and participate in the defense of any action or settlement of any such claim undertaken by Seller.

               (e)        Promptly upon receipt by Purchaser of a notice of a claim by a third party which may give rise to a claim for indemnification, Purchaser shall give written notice thereof to Seller. If Seller gives to Purchaser an agreement in writing, in form satisfactory to Purchaser’s counsel, to defend such claim, Seller may, at his sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as Purchaser shall direct and Purchaser shall execute such documents and take such steps as may be reasonably necessary in the opinion of counsel for Seller and Purchaser to enable Seller to conduct the defense of such claims. In any and all events, each of the parties hereto shall have such access to the records and files of the other party hereto relating to any such claim as may be reasonably necessary to effectively defend or participate in the defense thereof.

    8.              Survival. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the consummation of the transactions contemplated herein.

    9.              Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.

    10.             Notifications. All notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

               (a)        Personal Delivery. When personally delivered to the recipient, a Notice is effective on delivery.

               (b)        Electronic Mail. When sent via electronic mail, notice is effective on receipt, provided that the receiving party delivers a confirmation of receipt by any means acceptable hereunder.

               (c)        US Electronic Post Courier Service. When sent via US Post CS, notice is effective upon receipt, if delivery is confirmed by US Post CS.

               (d)        First-Class Mail. When mailed first-class to the last address of the recipient known to the party giving notice, notice is effective three (3) mail days after deposit in a United States Postal Service office or mailbox.

               (e)        Certified Mail. When mailed certified mail, return receipt requested, notice is effective on receipt, if delivery is confirmed by a return receipt.

               (f)        Overnight Delivery. When delivered by private overnight delivery service such as Federal Express, Airborne, United Parcel Service, or DHL Worldwide Express, charges pre-paid or charged to the sender’s account, notice is effective on delivery, if delivery is confirmed by the delivery service.

               (g)        Facsimile Transmission. When sent by facsimile to the last facsimile number of the recipient known to the party giving notice, notice is effective on receipt, provided that (a) a duplicate copy of the notice is promptly given by first-class or certified mail, or (b) the receiving party delivers a written confirmation of receipt. Any notice given by facsimile shall be deemed received on the next business day if it is received after 5:00 p.m. (recipient’s time) or on a non-business day.

    11.              Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument

    12.              Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by Seller without the prior written consent of Purchaser. This Agreement shall be assignable by Purchaser to an affiliate of Purchaser without the prior written consent of Seller.

    13.              Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

    14.              Governing Law: Jurisdiction: Venue. This Agreement is made pursuant to, and shall be construed in accordance with, the laws of the State of Nevada.

    15.        Preparation of Documents. This Agreement is the joint work product of the parties hereto, and in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

    16.        Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in ail other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

    17.        Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:
City Capital Corporation, a Nevada corporation

By: /s/ Ephren Taylor, Jr.
Ephren Taylor, Jr., President

SELLER:
Montreal Beneficial, Inc.
a Wyoming corporation

By: /s/ Terry Wilson
Its: President

EXHIBIT A
STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (“Agreement”), is made effective as of this 9th day of May 2007 (“Execution Date”), among and between City Capital Corporation, a Nevada corporation (“Seller”), and Montreal Beneficial, Inc., a Wyoming corporation (“Purchaser”).

RECITALS

        WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement of even date herewith, for the purchase and sale of Four Hundred Thousand (400,000) shares of the common stock of Goshen Energy, Inc., a Nevada corporation (“Goshen”); and

        WHEREAS, as consideration for the purchase of the 400,000 shares of common stock of Goshen, Purchaser granted to Seller Seven Hundred Fifty Thousand (750,000) shares of common stock of Seller and an option to purchase a number of shares of common stock of Seller not to exceed Three Million (3,000,000) shares (each, a “Share”, and collectively the “Shares”).

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

    1.       Option. Seller hereby grants to Purchaser an option to purchase not more than Three Million (3,000,000) Shares from Seller upon all of the terms, covenants and conditions hereinafter set forth (the “Option”). The share certificates representing the Shares shall hereafter bear a legend referring to this Agreement.

    2.       Consideration for the Option. Seller acknowledges that it has received good, valuable and sufficient consideration for the Option.

    3.       Option Period. The Option shall become effective upon the occurrence of the natural gas and oil lines operated by Goshen having generated a minimum of Sixty Thousand Dollars ($60,000) in Net Operating Income, as that term is defined by the Generally Accepted Accounting Principles (GAAP), net of deductions for operating expenses not to include taxes (“Effective Date”) to Goshen, and shall remain in full force and effect for the one year period immediately following the Effective Date hereof (“Option Period”).

    4.       Purchase Price. As consideration for the purchase of the Shares, Purchaser shall pay to Seller upon its exercise of any one or more of the Option(s) thirty cents ($.30) per Share (“Purchase Price”), payable in immediately available funds upon execution of Stock Option Exercise Agreement in the form attached hereto as Exhibit A.

    5.        Representations and Warranties of Seller. Seller represents, warrants and covenants to Purchaser, as of the date hereof, that:

               (a)       Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of Seller and is a valid and binding agreement of Seller, enforceable in accordance with its terms against Seller.

               (b)       No Conflict. The execution and delivery by Seller of, and the performance by Seller of its obligations under this Agreement, will not contravene any provision of applicable law, or the certificate of incorporation, or by-laws of Seller, or to Seller’s knowledge, any agreement or other instrument binding upon Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller, and to Seller’s knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Seller of its obligations under this Agreement.

    6.        Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants to Seller, as of the date hereof, that:

               (a)       Due Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of Purchaser and is a valid and binding agreement of Purchaser, enforceable in accordance with its terms against Purchaser.

               (b)       No Conflict. The execution and delivery by Purchaser of, and the performance by Purchaser of its obligations under this Agreement, will not contravene any provision of applicable law, or the organizational documents of Purchaser, or to Purchaser’s knowledge, any agreement or other instrument binding upon Purchaser or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Purchaser, and to Purchaser’s knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Purchaser of its obligations under this Agreement

               (c)       Value. The Purchase Price may or may not reflect the actual value of the Shares. The Purchaser has investigated the value of the Shares independently and that it has been represented by independent counsel.

    7.       Rights. Any and all rights that Seller has associated with the Shares, including but not limited to voting rights, preemptive right, liquidation preference, or otherwise, shall be deemed transferred (to the extent transferable) to Purchaser upon Purchaser’s exercise of the Option.

    8.       Cooperation. If the Option is exercised, Seller shall, upon request of Purchaser, promptly execute and deliver all additional documents reasonably deemed by Purchaser to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Shares pursuant to this Agreement and to accomplish the other matters contemplated herein.

    9.       Purchase and Sale. If Purchaser exercises the Option, Seller shall sell, transfer and deliver the Shares, represented by certificates duly endorsed in blank or accompanied by stock powers duly executed, to Purchaser, and Purchaser shall purchase the Shares in exchange for the Purchase Price.

    10.       Purchaser May Exercise Option For Less Than All Shares. Notwithstanding any other provision herein to the contrary, Purchaser may exercise the Option with respect to less than all of the Shares, but in no event less than 50,000 Shares, subject to this Option, at any one exercise event of said Option.

    11.       Survival. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the consummation of the transactions contemplated herein.

    12.       Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.

    13.        Notifications. All notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

               (a)       Personal Delivery. When personally delivered to the recipient, a Notice is effective on delivery.

               (b)       Electronic Mail. When sent via electronic mail, notice is effective on receipt, provided that the receiving parry delivers a confirmation of receipt by any means acceptable hereunder.

               (c)       US Electronic Post Courier Service. When sent via US Post CS, notice is effective upon receipt, if delivery is confirmed by US Post CS.

               (d)       First-Class Mail. When mailed first-class to the last address of the recipient known to the party giving notice, notice is effective three (3) mail days after deposit in a United States Postal Service office or mailbox.

               (e)       Certified Mail. When mailed certified mail, return receipt requested, notice is effective on receipt, if delivery is confirmed by a return receipt.

               (f)       Overnight Delivery. When delivered by private overnight delivery service such as Federal Express, Airborne, United Parcel Service, or DHL Worldwide Express, charges pre-paid or charged to the sender’s account, notice is effective on delivery, if delivery is confirmed by the delivery service.

               (g)       Facsimile Transmission. When sent by facsimile to the last facsimile number of the recipient known to the party giving notice, notice is effective on receipt, provided that (a) a duplicate copy of the notice is promptly given by first-class or certified mail, or (b) the receiving party delivers a written confirmation of receipt. Any notice given by facsimile shall be deemed received on the next business day if it is received after 5:00 p.m. (recipient’s time) or on a non-business day.

    14.       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument.

    15.       Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by Seller without the prior written consent of Purchaser. This Agreement shall be assignable by Purchaser to an affiliate of Purchaser without the prior written consent of Seller.

    16.       Entire and Sole Agreement This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

    17.       Governing Law: Jurisdiction: Venue. This Agreement is made pursuant to, and shall be construed in accordance with, the laws of the State of Nevada.

    18.       Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain m full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten, by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

    19.        Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Purchaser and Seller as of the day and year first written above.

PURCHASER:
Montreal Beneficial, Inc.
A Wyoming corporation

By: /s/ Terry Wilson
Its: President

SELLER:
City Capital Corporation
a Nevada corporation

By: /s/ Ephren Taylor, Jr.
Ephren Taylor, Jr., President